Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for Tender of

12¼% Senior Notes due 2012

(including those in book-entry form)

of

LEVI STRAUSS & CO.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Levi Strauss & Co. (“LS&CO.”) made pursuant to the Prospectus, dated             , 2003 (the “Prospectus”), if certificates for the outstanding 12¼% Senior Notes due 2012 of LS&CO. (the “Old Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on             , 2003, unless extended by LS&CO. in its sole discretion (the “Expiration Date”). Such form may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to Wilmington Trust Company (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Wilmington Trust Company, Exchange Agent.

By Registered or Certified Mail:

Wilmington Trust Company

Corporate Trust Reorganization Services

Rodney Square North

1100 North Market Street

Wilmington DE 19890-1615

Attention: Aubrey Rosa

By Hand or Overnight Delivery:

Wilmington Trust Company

Corporate Trust Reorganization Services

Rodney Square North

1100 North Market Street

Wilmington DE 19890-1615

Attention: Aubrey Rosa

By Facsimile Transmission (for Eligible Institutions Only):

(302) 636-4145

To Confirm by Telephone or for Information Call:

(302) 636-6472

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS INSTRUMENT IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE PROSPECTUS), SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to LS&CO. the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

Principal Amount of Old Notes Tendered:*

$

Certificate Nos. (if available):

$

Total Principal Amount Represented by Certificate(s):

$

* Must be in denominations of principal amount of $1,000, and any integral multiple thereof.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Account:

Number:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Old Notes being tendered hereby or confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company, in proper form for transfer, together with any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

Address:

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES OF OLD NOTES WITH THIS FORM. CERTIFICATES OF OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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